UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2005

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, Florida	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On June 24, 2005, CenterState Banks of Florida, Inc. (the “Company”) announced that it had closed the sale of 1,000,000 shares of its common stock pursuant to a Purchase Agreement entered into by the Company on June 20, 2005 with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in the Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 1,000,000 shares of the Company’s common stock to the underwriters named in the Purchase Agreement (the “Underwriters”) at a purchase price of $32.50 per share, less an underwriting discount of $1.95 per share, resulting in net proceeds to the Company, before expenses, of $30,550,000. In addition, the Underwriters were granted the option, for a period of thirty days, to purchase from the Company up to 150,000 additional shares of common stock at the same purchase price to cover over-allotments, if any.

On July 15, 2005, the Company closed the sale of the 150,000 shares of common stock which were subject to the over-allotment option granted to the Underwriters at the price set forth above.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 99.1 to the Company’s Form 8-K filed June 20, 2005.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None

(b)	Pro forma financial Information. None

(c)	Exhibits. None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman, President and Chief Executive Officer

Date: July 15, 2005

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